Registration No. 333-285259
As filed with the Securities and Exchange Commission on August 10, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mercer Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	92-3452469
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Irmscher Blvd.
Celina, Ohio 45822
(Address of Principal Executive Offices)

Mercer Bancorp, Inc. 2025 Equity Incentive Plan
(Full Title of the Plans)

Copies to:
Alvin B. Parmiter	Kip Weismann, Esq.
President and Chief Executive Officer	Elizabeth Cook, Esq.
Mercer Bancorp, Inc.	Thomas P. Hutton, Esq.
1100 Irmscher Blvd.	Luse Gorman, PC
Celina, Ohio 45822	5335 Wisconsin Ave., N.W., Suite 780
(419) 586-5158	Washington, DC 20015-2035
(Name, Address and Telephone	(202) 274-2000
Number of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

The class of securities of Mercer Bancorp, Inc. (the “Company”) to which this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 relates is the Company’s common stock, $0.01 par value per share (the “Common Stock”).  The issued and outstanding shares of Common Stock are held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister all of the shares of Common Stock and related stock options therefor, registered under the Registration Statement on Form S-8 (File No. 333-285259) that remain unissued under the Mercer Bancorp, Inc. 2025 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Celina, State of Ohio, on August 10, 2026.
MERCER BANCORP, INC.
By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Alvin B. Parmiter Alvin B. Parmiter	President and Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2026

/s/ Sherman E. Crum Sherman E. Crum	Controller (Principal Financial and Accounting Officer)	August 10, 2026

/s/ David L. Keiser David L. Keiser	Chairman of the Board of Directors	August 10, 2026

/s/ Kristin M. Fee Kristin M. Fee	Vice Chair of the Board of Directors	August 10, 2026

/s/ Michael J. Boley Michael J. Boley	Director	August 10, 2026

/s/ Jose W. Faller Jose W. Faller	Director	August 10, 2026